LipidViro Tech, Inc. Delivers Investor Presentation

SALT LAKE CITY, UT -- 02/08/2006 -- LipidViro Tech, Inc. (OTC BB: LVRO) -- On February 8, 2006, the Company offered a presentation of its OSAB Therapeutic Platform for treatment of Cardiovascular disease including Ischemic Brain Stroke. Details of the presentation may be found at the LipidViro website www.lipidviro.com.

LipidViro Tech, Inc. is a development-stage biotechnology company engaged in research and commercial development of therapeutics targeting cardiovascular disease including stroke.

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This release contains forward-looking statements concerning plans, objectives, goals, strategies, future events or performance, which are not statements of historical fact. The forward-looking statements contained in this release reflect our current beliefs and expectations. Actual results or performance may differ materially from what is expressed in the forward-looking statements. Readers are referred to the documents filed by us with the SEC, specifically reports on Form 10-K and Form 10-Q including risk factors that could cause actual results to differ from forward-looking statements. These reports are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov.

Contact:
LipidViro Tech, Inc.
IR@lipidvirotech.com
www.lipidviro.com